EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in the registration statements of United Shipping & Technology, Inc. on Form S-3/A (File No. 333-34411) and Form S-8 (File No. 333-06269) of our report dated August 13, 1999, except for Notes 2 and 15, as to which the date is September 9, 1999, relating to the consolidated financial statements of United Shipping & Technology, Inc. and subsidiaries as of June 30, 1999 and for the year then ended, which report appears in this June 30, 1999 annual report on Form 10-KSB of United Shipping & Technology, Inc.


                                      /s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
                                      ------------------------------------------
                                      LURIE, BESIKOF, LAPIDUS & CO., LLP


         Minneapolis, Minnesota
         September 28, 1999